UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2013

Riviera Holdings Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-21430	88-0296885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Las Vegas Boulevard South Las Vegas, Nevada	89109-1931
(Address of Principal Executive Offices)	(Zip Code)

(702) 794-9237

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 21, 2013, Riviera Holdings Corporation, a Nevada corporation (the “Company”), and Riviera Operating Corporation, a Nevada corporation and wholly-owned subsidiary of the Company (“ROC”, and together with the Company, the “Riviera”), entered into a Resort Management Agreement (the “Agreement”) with Paragon Riviera LLC (“Paragon”). Pursuant to the Agreement, Riviera engaged Paragon to provide oversight of the executive level management at the Riviera Hotel & Casino in Las Vegas, Nevada (the “Casino”). Paragon will also provide financial, marketing, business and organizational strategy services to the Casino. The term of the Agreement is two (2) years from the date of execution, unless earlier terminated in accordance with its terms and conditions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Andy Choy resigned as Director, President and Chief Executive Officer of the Company and ROC, effective June 21, 2013.

Effective on June 21, 2013, all of the holders of the Class A Shares of the Company elected Steven Hankin, age 52, to serve as Director of the Company and the Company, in its capacity as sole shareholder of ROC, elected Mr. Hankin to serve as Director of ROC.

Mr. Hankin was elected as a Class A Director pursuant to the terms of the Stockholders Agreement, dated as of April 1, 2011, by and among SCH/VIII Bonds, L.L.C., SCH/VIII Bonds II, L.L.C., SCH/VIII Bonds III, L.L.C., SCH/VIII Bonds IV, L.L.C., Cerberus Series Four Holdings, LLC, Desert Rock Enterprises, LLC, Strategic Value Special Situations Master Fund, LP, Riviera Voteco, L.L.C. and the Company (Filed as Exhibit 4.1 to the Company's Registration Statement on Form 8-A12G on April 1, 2011). In addition, Mr. Hankin was appointed to serve as a member of a newly formed management agreement committee.

Effective on June 21, 2013, the Board of Directors of the Company appointed Robert James Kunkle, age 44, as the Company's President. Further, Mr. Kunkle was also appointed as the President of ROC on June 21, 2013 and was hired as General Manager of ROC on June 24, 2013.

Prior to joining the Company, Mr. Kunkle served in a number of positions with Station Casinos from March 2008 to November 2012, most recently as Vice President and General Manager of Texas Station Hotel and Gambling Hall. Mr. Kunkle began his service with Station Casinos as General Manager of Wildfire Gaming, a division of Station Casino, with multiple casino properties in Las Vegas and Henderson, Nevada, and also served as Vice President and Assistant General Manager of Texas Station Hotel and Gambling Hall and Vice President and General Manager of Fiesta Rancho Hotel and Casino. From November 2006 through March 2008, Mr. Kunkle was Director of Food and Beverage for Horseshoe Casino (Caesars Entertainment) in Hammond, Indiana.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2013	RIVIERA HOLDINGS CORPORATION

	By:	/s/ Tullio Marchionne
		Name:	Tullio Marchionne
		Title:	Secretary

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